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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 12, 1998


                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                000-20720                         77-0160744
         (Commission File Number)       (IRS Employer Identification No.)


                 10275 Science Center Drive, San Diego, CA 92121
               (Address of principal executive offices) (Zip Code)


                                 (619) 535-3900
              (Registrant's telephone number, including area code)


                                 Not applicable.
          (Former name or former address, if changed since last report)







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Item 2.  Acquisition or Disposition of Assets.

               On August 12, 1998, Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand"), acquired Seragen, Inc., a Delaware corporation ("Seragen"), through a merger (the "Merger") of Ligand's wholly owned subsidiary, Knight Acquisition Corporation, a Delaware corporation ("Merger Sub"), with and into Seragen. The Merger was consummated on the terms set forth in the Agreement and Plan of Reorganization, dated as of May 11, 1998, among Ligand, Merger Sub and Seragen (the "Merger Agreement"). As a result of the Merger, Seragen is now a wholly owned subsidiary of Ligand.

               Seragen is a biotechnology company developing receptor-targeted fusion proteins for cancer and dermatology. Fusion proteins consist of a toxin fragment genetically fused to a hormone, or growth factor, that targets specific receptors on the surface of disease-causing cells. With the acquisition of Seragen, Ligand acquired the rights to ONTAK(TM) (DAB(389)IL-2 Interleukin-2 Fusion Protein or denileukin diftitox), a product which is currently under review by the U.S. Food and Drug Administration (the "FDA") that shows promise in the treatment of persistent cutaneous T-cell lymphoma ("CTCL"), and the intellectual property assets of potential commercial value from several current and possible future royalty bearing agreements.

               Ligand intends to focus primarily on the development of ONTAK and attempt to realize potential commercial value from Seragen's intellectual property assets. Ligand intends to use Seragen's equipment and other physical assets in substantially the same manner such assets were used prior to the Merger, subject to Ligand's objective of achieving optimal synergies, integrating and streamlining overlapping functions and controlling expenditures.

               Under the terms of the Merger Agreement, Ligand paid a total of $30 million in merger consideration at the closing, $4 million of which was in cash then held by Ligand and $26 million of which was in the form of approximately 1,858,000 shares of Ligand common stock, par value $.001 (the "Ligand Common Stock"), valued at $13.9875 per share. From the upfront payment, Seragen's common shareholders received approximately .036 of a share of Ligand Common Stock for every share of Seragen common stock, par value $.01 (the "Seragen Common Stock"), owned immediately prior to the closing. The remainder of the $30 million in merger consideration was used by Seragen to settle claims of Seragen's creditors and obligees ("Seragen Stakeholders").

               The Merger Agreement also provides for an additional $37 million in cash and/or Ligand Common Stock, at Ligand's option, to be paid either six months after the date of receipt of final FDA approval to market ONTAK for CTCL or August 12, 2000, whichever is earlier. The $37 million payment will not be made, however, it ONTAK has not received final approval by the FDA by August 12, 2000, provided that Ligand has satisfied certain diligence obligations to pursue such approval. From the $37 million payment, if and when made, Seragen common shareholders will receive $0.23 in, at Ligand's option, cash or the equivalent value of Ligand Common Stock (based on the average closing share price for the 10 trading days immediately preceding the payment date) for every share of Seragen Common Stock owned. The remainder of the $37 million will be paid to Seragen Stakeholders.

               Ligand hereby incorporates by reference into this Report on Form 8-K that section entitled "The Merger Agreement" contained in that Registration Statement on Form S-4 filed by Ligand with the Securities and Exchange Commission (the "Commission") on July 9, 1998, Registration No. 333-58823 (the "Registration Statement"), in which there is contained a more detailed description of the Merger.




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               The description of the Merger contained herein is qualified in its entirety by reference to the Merger Agreement, as previously filed with the Commission as Exhibit 2.1 to the Registration Statement, and the Press Release issued by Ligand, dated August 12, 1998, a copy of which is attached hereto as
Exhibit 99.1.


Item 7. Financial Statements and Exhibits.

        (a)    Financial Statements of Seragen.

               The Financial Information of Seragen required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

        (b)    Pro Forma Financial Statements.

               The Pro Forma Financial Information required to be filed pursuant to Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

        (c)    Exhibits.

               Exhibit 2.1* Agreement and Plan of Reorganization, dated as of May 11, 1998, by and among Ligand, Seragen and Merger Sub

               Exhibit 2.2 Certificate of Merger between Seragen and Merger Sub, dated as of August 12, 1998

               Exhibit 99.1  Press Release dated August 12, 1998


------------------------------------

* Filed as an exhibit to Ligand's Registration Statement on Form S-4 (No. 333-58823) filed with the Securities and Exchange Commission on July 9, 1998 and incorporated herein by reference.


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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LIGAND PHARMACEUTICALS
                                    INCORPORATED


                                    By:     /s/ PAUL V. MAIER
                                        ----------------------------------------
                                            Paul V. Maier, Senior Vice President
                                            and Chief Financial Officer


Date:  August 25, 1998



                                  EXHIBIT INDEX


Exhibit
Number                              Document
-------                             --------
 2.1*         Agreement and Plan of Reorganization, dated as of May 11, 1998, by and among Ligand, Seragen and Merger Sub

 2.2 Certificate of Merger between Seragen and Merger Sub, dated as of August 12, 1998

99.1          Press Release dated August 12, 1998


------------------------------------

* Filed as an exhibit to Ligand's Registration Statement on Form S-4 (No. 333-58823) filed with the Securities and Exchange Commission on July 9, 1998 and incorporated herein by reference.